EXHIBIT 10.2

NEITHER THIS COMMERCIAL PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK UNDERLYING THIS COMMERCIAL PROMISSORY NOTE WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAW; OR (ii) SUCH REGISTRATION.

PROMISSORY NOTE #23-1

$6,000,000 (the “Principal Amount”)	July 28, 2023

FOR VALUE RECEIVED, TPT Global Tech, Inc., a Delaware corporation (the “Company”), promises to pay to Brad Cunningham (the “Payee” or “Holder”), or his assigns, nine million dollars the Principal Amount, ($6,000,000) together with interest as set forth below. THIS NOTE IS SUBJECT TO ADJUSTMENT AS TO PRINCIPAL BALANCE BASED UPON THE VALUATIONS WHICH ARE AGREED IN THE SECURITIES PURCHASE AGREEMENT, SECTION _______.

This Promissory Note (this “Note”) is issued by the Company in consideration of a Securities Purchase Agreement to the Company by payee.. Maker agrees to file the necessary S-1 to register shares for raising up to $50,000,000 and to uplist to NASDAQ within 180 days after the date hereof.

1.1 Maturity Date. The note shall mature 18 calendar months after the date hereof but shall be due earlier upon the event that the Maker achieves funding of at least $15,000,000 in capital and/or a NASDAQ listing at which time the Note shall be fully due and payable upon demand.

1.2 Interest. This Note shall bear interest at the rate of five percent (5.0%) per annum, computed on a 365-day year basis, and shall accrue daily from the Note Issuance Date. Each payment shall be applied first to any fees, costs, or expenses of Holder, then to interest, and the balance to the Principal Amount. Any interest payments due to the Holder hereunder shall be paid without withholding of any taxes or relief.

1.3 Default Interest. Any amount, whether the Principal Amount, accrued interest, or fees and expenses, that is not paid when due (whether at the Maturity Date, by acceleration, or otherwise), shall bear interest daily from the date on which such Principal Amount, accrued interest, and/or fees and expenses is due until such Principal Amount, accrued interest, and all fees and expenses of this Note are paid in full, at the rate of twelve percent (12%) per annum.

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2. Events of Default.

2.1 Event of Default. Wherever used herein, “Event of Default” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) any default in the payment of (i) the principal amount of the Note, or (ii) any interest on the Note; or (iii) other fees owing on the Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default, solely in the case of defaults under clause (iii) above, is not cured, within twenty (20) days;

(b) the Company shall fail to observe or perform any other covenant or agreement contained in this Note which failure is not cured, if possible, to cure, within the earlier to occur of (i) thirty (30) days after notice of such default sent by the Holder and (ii) forty-five (45) days after the Company shall become or should have become aware of such failure;

(c) (i) the Company shall commence a case, as debtor, under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company, or (ii) there is commenced a case against the Company, under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto, which remains undismissed for a period of ninety (90) days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian, receiver, trustee, or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of ninety (90) days; or (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (vii) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(d) The issuance of any order or decree enjoining or prohibiting the Company from performing under this Note or any of the Transaction Agreements, which order or decree is not vacated within fifteen (15) days after the granting thereof;

(e) The occurrence of any event or condition, that with the giving of notice or passage of time, or both, could result in a material default by the Company under any other contract, loan, obligation or agreement of any kind to which the Company is a party that results in a material adverse effect against the Company

(f) The occurrence of any event or condition that Holder, in its reasonable judgment, believes results in a material adverse effect against the Company.

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2.2 Remedies Upon Event of Default. If any Event of Default occurs, the full Principal Amount of this Note, accrued interest, fees and expenses, together with other amounts owing pursuant hereto, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. Commencing ten (10) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue daily at the rate of twelve percent (12%) per annum, and such interest shall be added to the Principal Amount monthly. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest, or other notice or demands of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Holder until such time, if any, as the full payment under this Section shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3. Miscellaneous.

3.1 Time of Essence. Time is of the essence with respect to the Company’s duties and obligations under this Note.

3.2 Amendments and Waivers. No term of the Note may be amended, or compliance therewith waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and the Holder.

3.3 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as though such provision were so excluded and shall be enforceable in accordance with its terms. The parties agree to replace such illegal, void, invalid, or unenforceable provision of this Note with a legal, valid, and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such illegal, void, invalid or unenforceable provision.

3.4 Attorneys’ Fees and Costs. Each party shall bear its own expenses in connection with the issuance of this Note; provided, however, that if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to its attorneys’ fees, costs, and disbursements in addition to any other relief to which such party may be entitled. As used in this Section, attorneys’ fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to “reasonable attorneys’ fees” as defined in any statute or rule of court.

3.5 Entire Agreement. This Note, together with the Transaction Agreements delivered in connection herewith, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, agreements, and understandings (including any “term sheets” or similar documents).

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3.6 Notices. Any notice or communication required or permitted by this Agreement shall be given in writing and addressed as follows:

If to the Company:	TPT Global Tech, Inc.
stephen@tptglobaltech.com

If to the Holder:	Brad Cunningham

Notices shall be served personally, by overnight express mail service by a nationally recognized courier, or first-class, certified mail, return receipt requested, postage pre-paid. If sent personally, notice shall be deemed delivered upon receipt. If sent by overnight express mail service, notice shall be deemed delivered 24 hours after delivery into the possession and control of the courier. If sent by first-class, certified mail, return receipt requested, notice shall be deemed delivered the earlier of seventy-two (72) hours after mailing or the date on the return receipt, a refusal being deemed a delivery on the date of refusal. If the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed delivered on the date the notice-receipt is returned stating that the same was undeliverable at such address. Any party may give notification to the other party in any manner described above for change of address for the sending of notices.

3.7 Successors and Assigns. This Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors and permitted assigns. The Company may not voluntarily or involuntarily transfer, convey, or assign this Note, or any of its duties or obligations hereunder, without the Holder’s prior written consent, which may be withheld for any reason, or for no reason at all. As used herein, the term “Holder” shall mean and include the successors and permitted assigns of the Holder.

3.8 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount and accrued interest of, and liquidated damages (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct debt obligation of the Company.

3.9 Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen, or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen, or destroyed Note, a new Note for the Principal Amount of this Note so mutilated, lost, stolen, or destroyed but only upon receipt of evidence of such loss, theft, or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

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3.10 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal Amount of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay, or impede the execution of any power herein granted to the Holder, but shall suffer and permit the execution of every such as though no such law has been enacted.

3.11 Headings. The headings contained herein are for convenience only, do not constitute a part of this Note, and shall not be deemed to limit or affect any of the provisions hereof.

3.12 Governing Law; Venue. This Note is to be governed by and interpreted in accordance with the laws of the State of Colorado. Any legal action or proceeding with respect to this Note or any document related hereto shall be brought in the Jefferson County, Colorado District Court or any court of the United States of America for the District of Colorado, and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts.

[The remainder of this page left intentionally blank. Signature page immediately follows.]

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The Company has caused this Note to be signed in its name and executed as a sealed instrument as of the date first written above.

TPT Global Tech, Inc.

By:
Name:
Title: Chief Executive Officer

Signature page to Convertible Promissory Note

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